Exhibit 99.1

THOMSON REUTERS STREETEVENTS

EDITED TRANSCRIPT

OSTK - Q2 2013 Overstock.com, Inc. Earnings Conference Call

EVENT DATE/TIME: JULY 18, 2013 / 03:30PM  GMT

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CORPORATE PARTICIPANTS

Jonathan Johnson Overstock.com, Inc. - Executive Vice Chairman

Robert Hughes Overstock.com, Inc. - SVP, Finance and Risk Management

Patrick Byrne Overstock.com, Inc. - Chairman & CEO

David Nielsen Overstock.com, Inc. - Co-President

CONFERENCE CALL PARTICIPANTS

Nat Schindler BofA Merrill Lynch - Analyst

Elliott Foytman LS Capital - Analyst

PRESENTATION

Operator

Good morning. My name is Stephanie and I will be your conference operator today. At this time I would like to welcome everyone to the Overstock.com second-quarter 2013 earnings conference call.

All lines have been placed on mute to prevent any background noise. After the speakers’ remarks there will be a question-and-answer session. (Operator Instructions)

I would now like to introduce today’s presenter, Mr. Jonathan Johnson of Overstock.com. Please go ahead, sir.

Jonathan Johnson - Overstock.com, Inc. - Executive Vice Chairman

Thank you, Stephanie. Good morning, everyone. We welcome our investors and other interested parties to our second-quarter 2013 earnings conference call.

Joining me on the call today are Dr. Patrick Byrne, Chairman and CEO; David Nielsen, Co-president; and Robert Hughes, Senior Vice President of Finance and Risk Management.

To begin, let me remind you that the following discussions and our responses to your questions reflect management’s views as of today, July 18, 2013, and may include forward-looking statements. Actual results may differ materially.

Additional information about factors that could potentially impact our financial results is included in the press release filed this morning and in the Form 10-K that we filed on February 21 of this year and the Form 10-Q that we filed on April 25 of this year.

During this call we will discuss certain non-GAAP financial measures. Slides accompanying this webcast and our filings with the SEC, each posted on our Investor Relations website, contain additional disclosures regarding these non-GAAP measures, including reconciliation of these measures to the most comparable GAAP measures.

Please review the safe harbor statement on slide two. And with that preliminary business out of the way, I will turn the call over to Rob to highlight some of the financial results.

Robert Hughes - Overstock.com, Inc. - SVP, Finance and Risk Management

Thank you Jonathan. Please turn to slide number three of the presentation.

Q2 total net revenue was $293.2 million, a 22% increase from last year. Q2 gross margin improved 170 basis points from last year to 19.7% and gross profit dollars increased by 34% to $57.8 million. Q2 contribution was $38.6 million, a 30% increase from last year, and contribution margin improved 80 basis points to 13.2%.

Q2 technology and G&A expenses combined increased by 16% to $34.5 million. Net income for Q2 increased by 687% to $3.7 million, or $0.15 per diluted share.

Patrick, with that let me turn the call over to you for the balance of the presentation.

Patrick Byrne  - Overstock.com, Inc. - Chairman & CEO

Thank you, Mr. Hughes. Thank you, Jonathan. Slide four, quarterly revenue growth, our sixth straight quarter of acceleration. Although as we have frequently said, we don’t look at this number as much as we do — as we are gauging our growth as much as we look at contribution dollar growth.

So anyway, we think 22% is very healthy. The industry we think of — the numbers in the industry are growing at 15%-ish. But if you really break that up, Amazon is growing somewhat faster than that and most of the pure-plays that we are aware — that we track their growth is quite a bit below that. So, anyway, we are doing well above the mean and especially well above the median.

On slide five, is quarterly gross profit growth; essentially the same story. Slide six. A couple things to note. Our margins at 19.7% are higher than I think they have ever been. We even — given that though, the share that we are spending on marketing has gone up 100 basis points. Still, that leaves the contribution margin at 13.2%.

I have frequently said 12.5%; maybe 13% is I think the sweet spot for us. So I do think that there is — as we keep finding efficiencies and such, there is more we can give back to customers in terms of lower prices. So we have the flywheel spinning in the right direction because it is spinning one way and letting us generate these margins, contribution margins. And so now we can give some of that back and that makes it easier to get it spinning faster.

Quarterly contribution, slide seven, $38.6 million. 30% growth from the same quarter last year, so that is great. That is the number we look at. We manage the business around that.

We think in terms of our corporate expenses and our contribution margin. We do everything to optimize contribution margin and that it is growing 30% is lovely.

We actually think we have a business now that even at industry growth rates of like 15% this — for contribution margin— we can manage all the expenses around the business to deliver a nicely accelerating bottom line. If we just get —if you just see contribution margins staying about 15%, we will be able to manage everything else, I think, to have a really nice earnings stream.

Quarterly, slide eight, operating expenses. One thing I would note here, you have to look at this on a 12-month basis. Don’t worry about rolling as the year goes on, because it always builds in Q1 and Q2 and comes down, of course, in Q3, Q4. So there is not much to that.

But I would note that at the start of this period, Q2 2011, look at the share that the G&A had of the total bar and now look at how it looks this quarter. What is going on is we are expanding our operating expenses, but we are expanding them in tech and G&A. We are really getting the resources now that we can invest —

Jonathan Johnson  - Overstock.com, Inc. - Executive Vice Chairman

Tech and marketing.

Patrick Byrne  - Overstock.com, Inc. - Chairman & CEO

I am sorry, tech and marketing. Thank you.

We really are doing the things now that make investments in the business. We have always had more ideas than we could possibly put into practice, but now the difference is smaller.

We have great resources. Our developers have never worked so well with the business as it’s all working now; just like a dream. We are able to knock off a lot of projects that result in the numbers you see. So, again, the share is shifting away from G&A and into tech and marketing.

Slide nine, quarterly net income. The sixth straight quarter of GAAP net income, $3.7 million. I like this slide, slide 10. Our trailing 12-month cash flow from operations is almost $62 million and free cash flow is $46 million. So we have a great little cash machine here.

Slide 11, GAAP trailing 12-month inventory turns. On a GAAP basis 43% is great. We are at 6.2% on a core — on a direct-only basis. However, I should point out that that does include the returns from the partners, which is that a non-negligible portion of our inventory is actually returns that come in from the partner program.

And that weighs down this whole — it’s not just the returns from the direct sales, but it is also the returns from the partner program made up 90% or so of it. And so that creates a downdraft on the direct inventory turns. Still, I have always thought we should be able to get that somewhat higher and we are still working on it.

Slide 12, trailing 12-month GMROI almost at 1,000%. Slide 13, unique customers. I will notice — I will note that there is a slight increase from Q2 of last year to Q2 of this year in unique customers. Now —

Jonathan Johnson  - Overstock.com, Inc. - Executive Vice Chairman

You know, Patrick, one thing I would say is we are always making efforts to grow our customer base and our unique customers. At the same time, we are looking to cull those customers that are not our best customers. So I think looking at this kind of longer-term trend is important and just focusing on year-over-year quarterly growth can be a little misleading.

Patrick Byrne  - Overstock.com, Inc. - Chairman & CEO

Well, it is pretty superficial because you’ve got to look at what they are spending, what kind of customers. There are customers we don’t want. We just want to send them to other sites. So you can’t just base too much off of unique customers.

Go to slide 14, here we have new customers and CPA. Now note that we have gone from a $20 CPA to a $26 CPA, keep that in mind. We did have slightly more new customers this year in the quarter than last year.

Look at slide 15. In the same period these customers have gone from spending $138 to spending $167 with us, 21% increase. So you can’t just look at the number of customers, it’s that we are getting more and more good customers.

Slide 16. I said keep that $20 and $26 number in mind, so gross profit per transaction has gone up just enough or a little bit more to cover our increase in CPA. And that is, again, just a way of saying we are getting better customers. We are getting better and better customers and the customers we want. They are a little more expensive to get, but they are more profitable for us.

Corporate employees, 11% increase. Reporting a 22% increase on top line. We think that for now that is probably a good ratio, by the way. Just overall our corporate expenses increasing, eating up about half the increase in the contribution dollar increase is, I think, a good long-term goal for us.

Jonathan Johnson  - Overstock.com, Inc. - Executive Vice Chairman

I would note, Patrick, that the bulk of this net increase in corporate employees is IT developers. So I think that shows what we have always thought, that if we had more developers it would significantly help the business.

Patrick Byrne  - Overstock.com, Inc. - Chairman & CEO

Right, and we have a wonderful new CTO, Bhargav Shah. Well, he is not new anymore; he is nine months I guess. But he has plans and is acting on the plans in ways to really flesh out our development team and build more cycles, both with — here in Utah and with some satellite offshore development. So we won’t be so development constrained as we have been for our whole history.

So that is the end of the slides. Do you have any questions that have come in?

Jonathan Johnson - Overstock.com, Inc. - Executive Vice Chairman

There are some questions. I will note that you are impressed with Bhargav’s work, because you are giving him credit for nine months of work in the seven months he has been here. That is how productive we feel he is, so that is good.

We do have three questions that have been sent in ahead of time that I would like to ask. First, what is the impact of tablets and mobile phones on e-commerce in general and Overstock specifically? Patrick, I know you spoke to this recently in a Wired magazine article.

Patrick Byrne - Overstock.com, Inc. - Chairman & CEO

Right. Just last week I guess there was a Wired magazine article which hit this. We have about twice the rate — our traffic is now 35% coming from mobile devices and our percentage of sales is I think 18% or 19%, which is about what we understand — well, it is twice what we understand to be industry averages.

We were very early, really ridiculously early, 10 years ago we had some mobile devices but it was way before they caught on at this stage. About five years later we had pretty much let them lapse and then the iPhone came and the iPad and everything. And so we were, I would say, a little bit slow to catch that wave.

We have put a lot into our mobile teams. We have put a lot into our devices. We are releasing a new Android app at the end of July or August? August. So we are continually developing here and we have a nice base that — like I say it is about 2x what the industry average is.

As far as what can I tell you about those people, the mobile people — first of all, we didn’t think at first people were going to shop mobile. I mean we thought they were going to shop but not buy; go to your PC to buy. That turns out just not to be true.

However, the cell users, smartphone users have a lower average order size than typical customers. On the other hand, tablets have a higher average order size, significantly higher, which suggests that maybe there is a socio- economic thing.

Everybody now has a smartphone — they are essentially free — but tablets are still costly. So if someone can afford a tablet they are probably a more affluent shopper. That difference will probably dry up over the years as tablets become essentially free too.

Jonathan Johnson - Overstock.com, Inc. - Executive Vice Chairman

Next question, please comment on the international rollout.

Patrick Byrne - Overstock.com, Inc. - Chairman & CEO

International rollout, we will have something by the end of this quarter. I would call it a beta, but that may even be generous, maybe an alpha. But there is a something rolling out this quarter, a proof of concept for how we intend to go around the world.

Dave, do you want to add to that?

David Nielsen - Overstock.com, Inc. - Co-President

Nothing to add to that. We are anxious to get there. We see a lot of opportunity in the future in international.

Jonathan Johnson - Overstock.com, Inc. - Executive Vice Chairman

Then the third question that has been sent in, what advantages do businesses have selling through Overstock’s marketplace compared to other marketplaces or their own website?

Patrick Byrne - Overstock.com, Inc. - Chairman & CEO

Too numerous to mention, but I am happy you asked. First of all, a less technical burden. Just integrating with us has gotten very efficient and much easier than building your own website.

In addition, we give great analytics. We are giving now analytics to our partners, and I’m not talking Google Analytics about site. We are talking about really profound analytics that no typical small partner would have access to the kind of SaaS and Teradata systems that we do in terms of projecting inventory and so forth.

But we give them many more, inventory — much more analytics than just concerning inventory management. We are giving them all kinds of analytics that let them understand is their copy good, are their photos good, things like that versus other people and other products in the same category. So it is really a clever, profound set of analytics we give beyond what we believe anyone else gives.

In addition, going with us we handle your customer service, we handle your returns, and you are also getting the benefit of our marketing department, which is probably the best paid listing algorithms in the business. It is a great team and we do good SEO and so on and so forth. So you are getting access, rather than having to do it yourself, to all of that marketing.

Lastly, now that we are integrating with some other sites by a supplier who is putting up — coming into our system not only gets their products on our site, but they show up in the marketplaces of other sites. Some that we can name now, some that we can’t. So with that I will turn it over to Dave to expand on that answer.

David Nielsen - Overstock.com, Inc. - Co-President

Yes. I would also add, Patrick, we also pay the fastest, so it’s important for a vendor to know that. You are getting your money back quicker than anywhere else.

Patrick Byrne - Overstock.com, Inc. - Chairman & CEO

Much faster than, say, Amazon. How long is Amazon taking?

David Nielsen - Overstock.com, Inc. - Co-President

I believe — I couldn’t give you an exact number. I know we are about 18 days and that is significantly faster than the competition that we measure.

Patrick Byrne - Overstock.com, Inc. - Chairman & CEO

Good.

Jonathan Johnson - Overstock.com, Inc. - Executive Vice Chairman

Thank you, Patrick. Stephanie, if you could open the line up for questions, we are ready for them.

QUESTION AND ANSWER

Operator

(Operator Instructions) Nat Schindler, BofA Merrill Lynch.

Nat Schindler - BofA Merrill Lynch - Analyst

Solid quarter there. Just a couple questions. I know that you said that you were looking towards getting the customers you want, not just any customers, but I’m trying to understand the growth in your average order size. Functionally 30% in the last two years, while orders themselves are virtually unchanged.

Is it different product categories? Have you shifted more towards higher end, such as housewares I guess? I know you are heavily in housewares. Or is there a change in pricing strategy? Is the market just less promotion heavy? What is allowing you to raise — to functionally get 30% higher prices on an order?

Patrick Byrne  - Overstock.com, Inc. - Chairman & CEO

Category shifts. Rob, what can we disclose that is already out there?

Robert Hughes - Overstock.com, Inc. - SVP, Finance and Risk Management

We noted in the press release, Nat, and in the 10-K a shift into more home and garden products and away from — a lesser percentage from things like BMMG and apparel.

Nat Schindler - BofA Merrill Lynch - Analyst

Okay. I had you as roughly 60% home and garden already. Is that going even further that direction?

Patrick Byrne - Overstock.com, Inc. - Chairman & CEO

Well, I am not sure if we are sharing that, but our home and garden category is doing quite well. But there are other categories buried in there. High-end jewelry brings up average order size, for example.

But the home and garden is shifting I can say. I will say it’s beyond that number you threw out, but we don’t want to give the exact number.

Nat Schindler  - BofA Merrill Lynch - Analyst

Okay. Are these higher categories obviously — these different categories are higher average order size. Are they just in necessarily higher markup categories so that allows you to get the higher gross profit per order, or is it — and keeps your gross margins up? Or is there just less price competition in these categories?

David Nielsen  - Overstock.com, Inc. - Co-President

Nat, anything you sell without a plug, and especially items in the home categories, a lot of that is private-label, and in general, private-label products can command a higher margin. But I will go back to our pricing.

We are scraping 0.5 million products every week. If it is not the lowest price or equal to the lowest, it is not on our website, so we haven’t changed any of our pricing policies. We are not allowing margins to creep up or anything like that. We have a very rigorous pricing policy.

Nat Schindler  - BofA Merrill Lynch - Analyst

Okay, it makes sense. Then also just going on to that, as you go more private-label you have kind of stepped away more and more from your original brand and your original kind of raison d’etre.

You are no longer really an overstock company. You are selling just products that can’t be perfectly priced compared to something else because they are not branded. It is hard to say that you are a discount anymore. Is that a fair characterization?

Patrick Byrne  - Overstock.com, Inc. - Chairman & CEO

No way.

Jonathan Johnson - Overstock.com, Inc. - Executive Vice Chairman

Nat, this is Jonathan. I think not. We still have a good business in what I would call liquidation or closeout that fits the original Overstock model. It is certainly not as much, or as large, as it was when we first started, but we are a discounter. As Dave mentioned, we are the low price on the Internet.

So to assume that just because we are selling branded product and just because we are selling replenishable product that we are not a discounter is just a faulty assumption. We are very price sensitive and still working to bring the best value at the best price to our customers.

Patrick Byrne - Overstock.com, Inc. - Chairman & CEO

In fact, we are — and also you’ve got to remember that by switching to the partner business some of that partner business is straight liquidations because it’s to partners who are liquidators. So in a sense it is the same business model we started with only it is more of a virtual organization.

In addition — well, I see Dave wanted to add. Go ahead, Dave.

David Nielsen  - Overstock.com, Inc. - Co-President

I think we are both going down the same path in terms of some additional sizzle that you are going to see in the coming months on our website with some features of some major closeouts. We have got an initiative going that we are excited about. You will probably see more in the fourth quarter than in the third, but back to some of our roots. Just a campaign, a marketing campaign, merchandising campaign that we have got going that is going to be real exciting.

Patrick Byrne  - Overstock.com, Inc. - Chairman & CEO

Yes, that is going back in that direction of dealing — of straight liquidations. We have a team put together in the last few months that they are now working to build or rebuild that, which is what we started with.

I guess there would be one more point. We do intense price comparison of our products. I think we now — this may be over sharing — but we now compare ourselves with 10 people. We are about to start comparing ourselves to 60 people.

We find hundreds of thousands of matches a day and our prices are the lowest. All kinds of items; a large percentage of our products you can’t find on other sites.

And the last I saw, and you might correct me, Dave, but we were on average 9% below Amazon when we sold a product and they sold a product. I’m not talking BMMG. I’m just talking about sofas and chairs and blenders. We are on average 9% lower than they are.

And we have best price guarantee. We pretty much don’t want a product on our site if it isn’t the best price or tied for the best price on the Internet, and so we think we are an extreme discount site. We think that we provide discounts that nobody else can provide on that. So we may be getting there differently than the bankruptcy auctions that we started with, but we still think that we are an extreme discount site.

Nat Schindler  - BofA Merrill Lynch - Analyst

Makes sense. A final question. I have noticed on your site something that I hadn’t seen before, and I am just wondering whether or not this is new or if I was just oblivious. But you are doing a lot more warranty protection, or it looks like more, highlighted warranty protection on purchases. Is that new?

David Nielsen  - Overstock.com, Inc. - Co-President

No, that is not new. We have been providing warranty protection for years and years.

Nat Schindler  - BofA Merrill Lynch - Analyst

The sold warranties?

David Nielsen  - Overstock.com, Inc. - Co-President

Yes, we have sold warranties and provided the option for warranties for several years.

Nat Schindler  - BofA Merrill Lynch - Analyst

Okay. I just have never seen it. Maybe it is the positioning or something like that is being highlighted to me more. But, hey, thank you very much.

Jonathan Johnson - Overstock.com, Inc. - Executive Vice Chairman

Thank you, Nat.

Operator

(Operator Instructions) [Elliott Foytman], [LS Capital].

Elliott Foytman - LS Capital - Analyst

Just a quick question on your tech. You guys I think referred to your R&D tech spend, but it is more the capitalized software, which has gone up about 40%. Is that — I appreciate you guys wanting to spend and kind of keeping up with technology. Is that something that we should continue to see going forward?

I mean is there kind of that — should we expect capitalized software to continue to grow about that rate?

Patrick Byrne - Overstock.com, Inc. - Chairman & CEO

We are thinking here.

Elliott Foytman - LS Capital - Analyst

I am just trying to — you guys are talking about a contribution margin from operating income. It is kind of — if you were to expense the dollars that you have put in the cash flow statement, I’m just trying to get an apples to apples. Obviously, it has improved the contribution margin from an OpEx level. On a cash flow basis it just kind of moves from P&L to cash flow.

I’m just trying to figure out where you guys are looking going forward. It has gone up and should you continue to be spending there? I’m just not sure what the R&D requirements are and such like that.

Patrick Byrne - Overstock.com, Inc. - Chairman & CEO

Okay. I can say, first, my instructions are we want to expense everything we can expense. I never want to capitalize, but Rob Hughes, our CFO, of course, has to follow the GAAP rules so he makes the capitalization decisions. Rob, do you, first of all, have any reason — didn’t you say the share has gone down a little bit?

Robert Hughes - Overstock.com, Inc. - SVP, Finance and Risk Management

Recently the percentage of what we have capitalized has gone down, but it varies based on a couple of things. We do have to look at the nature of the projects people are working on and whether they meet the capitalization rules or not. Then when a project goes into production, capitalization stops.

So from quarter to quarter, depending on what they are working on versus maintenance activities or design activities it’s going to fluctuate a bit. But it has more recently, as people have worked on some maintenance activities and projects have gone live, been a little lower.

Patrick Byrne  - Overstock.com, Inc. - Chairman & CEO

Sort of more than — thank you, Rob. Then to the gist of your point, you can expect to see tech spending go up because we think we have so many more ideas. Actually, it isn’t the case that R&D sort of becomes a minimum for this. We see so many things we can do.

I will put it this way; a lot of our — in the past we made a lot of deals with excellent third-party vendors that powered different aspects of our business. What we have learned to do, so just to give you an example, is search, internal search. You come to Overstock and you search for red shoes.

We have had over the years three, I guess, different vendors for that, for the box that does the internal search. We got rid of the last one a few years ago and we had different, very large companies out there competing for us to try to get to accept their boxes.

And we tested them, but we built our own. We have now built something that we show is testing better than anything else available in the marketplace. So — and lets us save both millions of dollars from the point of view of not having to pay an outside vendor and it gives a lift in conversion.

So we are doing things like that and so we are hiring developers, but there is such a big payoff for having ample — it is not just developers. It is tech talent in general and scientists and such. So there is just a terrific pay off and I think that we want to expand this as quickly as we can without getting indigestion.

Elliott Foytman  - LS Capital - Analyst

Okay. Guys, just really quickly, you guys hinted at sort of cleverly that you guys had some partnerships in the quarter with some vendors that you didn’t want to mention. Are those partnerships you didn’t have last year?

I guess I’m trying to — not only did you guys have revenue growth from average order size, I was curious if that has come at all from some of these partnerships, whether it is Sears or whoever these other players are?

Patrick Byrne  - Overstock.com, Inc. - Chairman & CEO

Oh, those kind of partnerships. Those are not substantial yet. We don’t disclose that, but it has not reached a level of being substantial.

Elliott Foytman  - LS Capital - Analyst

Okay. Then just following up on the last question, if you would maybe give us a little bit more detail. The warranty question; what percentage — has warranty as a percent of sales increased? Maybe that is a better way of just sort of asking the question rather than the other stuff? Just has it been a meaningful — has it gone up year-over-year as a percent?

David Nielsen  - Overstock.com, Inc. - Co-President

No.

Elliott Foytman  - LS Capital - Analyst

No, perfect. Thanks, guys.

Operator

(Operator Instructions) Nat Schindler, BofA Merrill Lynch.

Nat Schindler  - BofA Merrill Lynch - Analyst

Just wanted to jump on once again. Wondering you said there were customers you didn’t want. Why wouldn’t you want a customer?

Patrick Byrne  - Overstock.com, Inc. - Chairman & CEO

Because they are more expensive than the gross profit or the contribution margin they leave us. Suppose somebody is a customer who is actually a jewelry store in Dubuque and orders 100 pieces a month and on day 29 sends back the 40 they didn’t sell. The cost of that outweighs the benefits. So there are types of customers you can identify as being just not worth — where the game is not worth the candle.

Nat Schindler  - BofA Merrill Lynch - Analyst

Okay. And then eventually, though, you are going to have to grow the business, grow the customer base. How do you — is that going to be — is next year going to be a — this is going to be a customer growth story and no longer as much of an average order size growth story? Or is this going to — or do think you will continue to be really an average order size growth for a while to come as you shift further and further towards home and garden?

Patrick Byrne  - Overstock.com, Inc. - Chairman & CEO

I think we are not going to comment on that.

Jonathan Johnson  - Overstock.com, Inc. - Executive Vice Chairman

I would say that historically we have seen our active third-quarter customers be very productive in the fourth quarter. And so we do focus on marketing heavily in the third quarter looking for new customers.

Patrick Byrne  - Overstock.com, Inc. - Chairman & CEO

That is fair to say and those customers tend to be good customers that you acquire in August, September, October. And be the best actually.

So I really don’t want to go into — that is asking us to give a model and we don’t want to give a model, your specific question. But we are not afraid of our ability to compete in getting new customers at efficient prices.

Probably something big we haven’t talked about, and we probably should have talked about it in the release, is Club O. Club O is now a very significant part of our profitability. Its contribution margin is growing very quickly.

I think I saw it written up a month or two ago. Some analyst pointed out — said that basically we have the best loyalty program on the net and we really just begun to work that. We have got a good team in place. It has become a very profitable part of our business and we see it is a key to moving forward to really expand the number of Club O customers.

But they may be all coming from our current customer base. It could be that our current customer base — if we can just get 10% of them to shift to Club O, we become fantastically profitable for us. But it isn’t really about going out and acquiring new customers; it is more just getting our current customers to shift.

Jonathan Johnson  - Overstock.com, Inc. - Executive Vice Chairman

New customers are great. Current customers shopping more often are great. It is orders that we are really looking to.

Patrick Byrne  - Overstock.com, Inc. - Chairman & CEO

Yes, and our Club O customers have a very high satisfaction and they become very profitable for us. They stay very happy and they get great white glove service.

So you got to start factoring in Club O and I am not sure where — are we even releasing any Club O information yet? Okay. Well, Club O is a significant part of what is going on.

Nat Schindler  - BofA Merrill Lynch - Analyst

Makes sense. Thank you.

Operator

(Operator Instructions)

Patrick Byrne  - Overstock.com, Inc. - Chairman & CEO

Okay. I think we can wrap this up.

Jonathan Johnson  - Overstock.com, Inc. - Executive Vice Chairman

Great. Stephanie, thank you for hosting the call. To our shareholders who have trusted us with their capital, we thank you and we will —

Patrick Byrne  - Overstock.com, Inc. - Chairman & CEO

Thank you especially.

Jonathan Johnson  - Overstock.com, Inc. - Executive Vice Chairman

We thank you especially and we will get back to work in preparing for the third and fourth quarters. Thanks, everybody.

Operator

Thank you, sir. That concludes today’s conference call. You may now disconnect.

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